Exhibit 99.1

DMFCC – Direct Methanol Fuel Cell Corporation

Packaging Energy for the Fuel Cell Industry

Disposable Fuel Cartridges

Intellectual Property Protection for Direct Liquid Hydrocarbon Fuel Cells

www.dmfcc.com

Applications for DMFCC
Cartridge Technology Include:
Notebook Computers
Cellular Phones
Portable Electronic Devices

DMFCC Is Seeking Additional Qualified
Cartridge Manufacturing and Distribution Partners

DISPOSABLE CARTRIDGE DESIGN & SAFETY CERTIFICATION
Direct Methanol Fuel Cell Corporation (DMFCC) has expertise in fuel cell cartridge design and safety certification. Since 2002, DMFCC has been working with the fuel cell industry, Underwriters Laboratories (UL), CSA International and the International Electrotechnical Commission (IEC) to develop international standards for the safety and performance of fuel cells and disposable fuel cartridges. DMFCC cartridges are designed to the highest standards, and to comply with the challenging international safety and child-resistance requirements.

CUSTOM DESIGN FOR YOUR APPLICATION
Recognizing that each application may require a cartridge with a different size, shape, or feature, DMFCC will work in partnership with customers to rapidly develop and patent custom disposable cartridges for their specific applications.

CARTRIDGE MANUFACTURING
DMFCC has cartridge manufacturing partners that have been certified to meet the international cartridge safety standards. DMFCC can also provide safety certification and manufacturing of cartridges designed by customers. If a customer has a preferred cartridge manufacturer, DMFCC will work with that manufacturer.

GLOBAL DISTRIBUTION
DMFCC’s cartridge distribution partners are developing a worldwide fuel cartridge infrastructure to support global sales of customers’ portable electronic devices. Please contact the company for further information.

Patent Protection for Direct Liquid Hydrocarbon Fuel Cells

56 ISSUED & 62 PENDING PATENTS WORLDWIDE
The direct liquid hydrocarbon fuel cell was invented and developed by the NASA Jet Propulsion Laboratory (JPL), which is operated by Caltech, and the University of Southern California (USC). Hydrocarbon fuels include methanol, ethanol, formic acid, formaldehyde, dimethoxymethane and others. Methanol is the most common fuel. Caltech has 56 issued and 62 pending patents worldwide on the direct liquid hydrocarbon fuel cell technology. Direct Methanol Fuel Cell Corporation (DMFCC) has license rights to all of these patents. Caltech and USC are shareholders in DMFCC.

EXTENSIVE PATENT COVERAGE
The Caltech patent portfolio includes the fundamental idea of a direct hydrocarbon fuel cell that uses a polymer electrolyte membrane (PEM), construction of the catalysts, anodes, cathodes, and membrane electrode assemblies (MEAs), as well as u alternative membranes. Other patents include water recovery, methanol sensors and filters, monopolar geometry, and electrolysis of methanol to produce hydrogen. Contact the company for a copy of issued patents.

PARTNERING TO ADVANCE FUEL CELL ADOPTION
DMFCC will work cooperatively with fuel cell manufacturers and OEMs to provide them with the patent protection they need, using DMFCC’s “have made”, “import”, and licensing rights. Instead of a license fee, DMFCC prefers to work with an OEM on a cartridge supply arrangement which would allow DMFCC to provide innovative and safe fuel cartridges specific to each fuel cell-powered device manufactured by the OEM. DMFCC and its partners will manufacture cartridges to an OEM’s specifications, certify that the cartridges meet international safety standards, and distribute them on a global basis. If an OEM also desires to perform any of these functions, DMFCC is willing to work in partnership with the OEM. Using the cartridge approach, rather than requiring an upfront fee, DMFCC will share the market risk with the OEM and also will provide a valuable service by supplying cartridges to the marketplace.

Direct Methanol Fuel Cell Corporation has offices in Altadena, CA (a suburb of Los Angeles), Tokyo, Japan and Seoul, Korea.

DMFCC’s Chief Executive Officer and Founder is Dr. Carl Kukkonen, who was formerly a Caltech employee and served as Director of the Center for Space Microelectronics Technology at the NASA Jet Propulsion Laboratory (JPL). Prior to joining JPL, Dr. Kukkonen was at Ford Motor Company where he was the company’s expert on hydrogen as an alternative automotive fuel. Dr. Kukkonen received his Ph.D. in Theoretical Physics from Cornell University.

Mr. Tosh Komamura serves as CEO of DMFCC’s operations in Japan. Mr. Komamura is also President of Komamura Corporation, a manufacture and distributor of professional photographic systems and an importer/ distributor of video related products from around the world. Mr. Komamura brings over 30 years of international business experience, having worked with many large corporations, including Panasonic, JVC, Hitachi, Toshiba and others.

Mr. Song Hwang is VP, Business Development of DMFCC’s Korean
Operations. Previously, Mr. Hwang served as Managing Director and CEO of Samsung Heavy Industries Europe Ltd., based in the United Kingdom. Prior to that, he was Senior Executive Director of Samsung Heavy Industries and of Shinjin Jeep Motors in Korea. Mr. Hwang received a Bachelor’s Degree in Mechanical Engineering from the Seoul National University in Korea and MBA Degree from Leeds University Business School in England.

For inquiries on fuel cartridges or intellectual property protection for fuel cells, contact:

USA
Dr. Carl Kukkonen
2400 Lincoln Avenue
Altadena, CA, 91001
Ph: 626-296-6310
Fax: 626-296-6311
kukkonen@dmfcc.com

JAPAN
Mr. Tosh Komamura
3-2-4 Nihonbashi Ningyo-Cho,
Chuo-Ku, Tokyo 103-0013
Ph:+81-3-5847-4878
Fax:+81-3-5847-4879
tosh@dmfcc.com

KOREA
Mr. Song J. Hwang
Room 1621, Poonglim Bldg.
404 Gongdeok-Dong, Mapo-Gu
Seoul 121-020
Ph:+82-2-717-5573
Fax:+82-2-718-5573
songjhwang@dmfcc.com

DMFCC is a subsidiary of VIASPACE Inc. This document contains forward-looking statements, including those relating to future events or performance. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by such statements. In evaluating these statements, you should consider various important factors, including the risks outlined in VIASPACE’s periodic filings with the U.S. Securities and Exchange Commission.